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Exhibit 99.1

    StaffMark, Inc. Closes Sale Of Commercial Services Business and Changes
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   Corporate Name To Edgewater Technology, Inc.; stock symbol will change to
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                            "EDGW" On July 3, 2000
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        Fayetteville, Ark., June 29, 2000 -- StaffMark, Inc. (Nasdaq: "STAF")
today announced that it closed its previously announced agreement to sell its Commercial Services Division to Stephens Group, Inc. ("Stephens"). In connection with the sale, Stephens paid approximately $190.1 million in cash in return for the liabilities and assets associated with the Commercial Services business, including the "StaffMark" name. Simultaneous with the closing, StaffMark, Inc. changed its name to "Edgewater Technology, Inc." (the "Company") and its stock symbol to "EDGW" consistent with its previously announced intention to focus on its e-business consultancy subsidiary, Edgewater Technology. The Company has also changed its web address to www.edgewater.com. Net proceeds from the sale will be used to repay the Company's bank debt.

   Corporate Name Change Reflects New Strategic Focus on E-Consulting Business

        Commenting on the change, Clete Brewer, Chairman of the Board and CEO of the Company said, "Our new name is intended to reflect the significant strategic shift of the Company's resources away from traditional staffing. This is only the beginning of an aggressive move to position Edgewater Technology as a pure play e-business consultancy."

Other Developments
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        As previously announced, one of the Company's indirect wholly owned subsidiaries is pursuing a sale of substantially all of its equity interests in Robert Walters plc, the global resource consultancy service, through a public offering on the London Stock Exchange, subject to market conditions and circumstances. Edgewater Technology, Inc., the newly named holding company, will continue to seek strategic alternatives for each of the Company's remaining businesses - IntelliMark, ClinForce and Strategic Legal Resources - which could result in the subsidiary, Edgewater Technology, remaining as the primary operating unit of the Company. Edgewater Technology, located in Boston's Route 128 technology corridor, is an award-winning e-business consultancy. Edgewater Technology applies its e-strategy, e-solutions and outsourcing services to vertical markets such as retail e-commerce, financial and asset management, healthcare, facilities management and emerging markets. Edgewater Technology brings mission-critical e-solutions to clients in the middle market.

About the Company
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Edgewater Technology, Inc., formerly known as StaffMark Inc., provides human resource and business solutions through five specialty platforms: IntelliMark information technology staffing and solutions; Robert Walters finance/accounting staffing services; ClinForce clinical trials support services; Strategic Legal Resources legal staffing and Edgewater Technology, an e-business consulting firm. Find more information at www.edgewater.com

                                   * * * * * *

        This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to the planned disposition of equity interests in the Robert Walters Plc consultancy, and planned-e-commerce growth and competitive initiatives for the Company's Edgewater Technology e-solutions unit. Words such as "beginning," "pursuing," "reviewed," "could," "will," "intend," "increasing," "provide," "should," "focus," "believe," "expect," "continue," and "plan," or the negative thereof or variations thereon and similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or
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assessments that are believed to be reasonable as of the date of this Press
Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecast, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (i) an inability to successfully complete the Robert Walters Plc public share offering (in general or on acceptable terms); (ii) declines in demand for placement (permanent or temporary) of staffing or solutions services; (iii) changes in industry trends, such as changes in the demand for or supply of professional/information technology staffing or e-solutions personnel, whether on a temporary or permanent placement basis; (iv) adverse developments involving debt, equity, currency or technology market conditions; (v) failure to obtain new customers or retain significant existing customers; (vi) loss of key executives; and/or (vii) general economic and business conditions (whether foreign, national, state or local) which include but are not limited to changes in interest rates. Actual events or results also may differ materially from those discussed, contemplated, forecasted, estimated, anticipated, planned or implied in the forward-looking statements as a result of the various factors described above and those further set forth under the headings "Management Discussion and Analysis - Possible Robert Walters Flotation," "-Foreign Currency Translation" and "-Special Note Regarding Forward Looking Statements" in the Company's Quarterly Report on Form 10-Q filed with the Securities & Exchange Commission on May 8, 2000, "Business - Factors Affecting Finances, Business Prospects and Stock Volatility" in the Company's Form 10-K filed with the Securities & Exchange Commission on March 20, 2000, and under the heading "Potential Risks, Detriments and Other Considerations Associated With The Transaction" in the Company's definitive proxy statement dated September 25, 1998, which was filed with the Securities & Exchange Commission on September 25, 1998.

For further information:

Lekha Rao, Brunswick Group  212-333-3810